              Exhibit 99.1

Ooma Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Sunnyvale, Calif., March 6, 2018 -- Ooma, Inc. (NYSE: OOMA), a smart communications platform for small businesses and consumers, today released financial results for the fourth quarter and fiscal year ended January 31, 2018.

Fourth Quarter Fiscal 2018 Financial Highlights

•

Revenue: Total revenue was $30.2 million, up 10% year-over-year. Subscription and services revenue increased to $27.2 million and was 90% of total revenue, driven by 22% year-over-year growth in our office and residential subscription and services revenue.

•

Net Loss: GAAP net loss was $2.9 million, or $0.15 per basic and diluted share, compared to GAAP net loss of $2.8 million, or $0.16 per basic and diluted share, in the fourth quarter fiscal 2017. Non-GAAP net loss was $0.5 million, or $0.03 per basic and diluted share, compared to non-GAAP net loss of $0.2 million, or $0.01 per basic and diluted share, in the prior year period.

•	Adjusted EBITDA: Adjusted EBITDA was ($0.2) million compared to $0.2 million in the prior year period.

Full Year Fiscal 2018 Financial Highlights

•

Revenue: Total revenue was $114.5 million, up 10% year-over-year. Subscription and services revenue increased 12% year-over-year to $102.0 million and was 89% of total revenue. Product and other revenue decreased 7% year-over-year to $12.5 million.

•

Net Loss: GAAP net loss was $13.1 million, or $0.71 per basic and diluted share, compared to GAAP net loss of $12.9 million, or $0.74 per basic and diluted share, in fiscal 2017. Non-GAAP net loss was $1.6 million, or $0.08 per basic and diluted share, compared to non-GAAP net loss of $2.7 million, or $0.16 per basic and diluted share, in fiscal 2017.

•	Adjusted EBITDA: Adjusted EBITDA was ($0.2) million for fiscal 2018 compared to ($1.4) million in the prior fiscal year.

For more information about non-GAAP net loss and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“We are pleased to deliver another solid quarter driven by 55% year-over-year growth in our Office subscription and services revenue,” said Eric Stang, chief executive officer of Ooma.  “We achieved good progress on our growth initiatives to expand Ooma Office for small businesses and enhance home security on our Telo residential platform. We enter fiscal 2019 with added momentum due to two recent acquisitions: Voxter, which enables us to provide custom UCaaS solutions for mid-market and enterprise businesses; and Butterfleye, an AI powered video camera and security platform which strengthens our home security solution. We believe we are well positioned to execute our long-term strategy to bring unique and differentiated cloud communications and security solutions to the marketplace.”

Business Outlook

Our guidance below includes the effects of the new accounting standard ASC 606 and the impact of our recent acquisitions.

For the first quarter fiscal 2019, Ooma expects to report:

•	Total revenue in the range of $29.5 million to $30.0 million.
•

GAAP net loss in the range of $3.5 million to $4.2 million and GAAP net loss per share in the range of $0.19 to $0.21 based on approximately 19.3 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss in the range of $0.7 million to $1.2 million and non-GAAP net loss per share in the range of $0.04 to $0.06 based on approximately 19.3 million basic and diluted weighted average common shares outstanding.

For the full fiscal year 2019, Ooma expects to report:

•	Total revenue in the range of $123.0 million to $127.0 million.
•

GAAP net loss in the range of $14.5 million to $17.0 million, and GAAP net loss per share in the range of $0.73 to $0.85, based on approximately 19.9 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss in the range of $2.5 million to $4.5 million, and non-GAAP net loss per share in the range of $0.13 to $0.23 based on approximately 19.9 million basic and diluted weighted average common shares outstanding.

The following is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP basic and diluted net loss per share to non-GAAP basic and diluted net loss per share guidance for the first fiscal quarter and the fiscal year ending January 31, 2019 (in millions, except per share data):

Projected range
	Three Months Ending	Fiscal Year Ending
	April 30, 2018	January 31, 2019
(unaudited)
GAAP net loss	($3.5)-($4.2)	($14.5)-($17.0)
Stock-based compensation and related taxes	2.6-2.7	11.2-11.5
Acquisition-related costs and amortization of acquired intangible assets	0.2-0.3	0.8-1.0
Non-GAAP net loss	($0.7)-($1.2)	($2.5)-($4.5)

GAAP basic and diluted net loss per share	($0.19)-($0.21)	($0.73)-($0.85)
Stock-based compensation and related taxes	0.14	0.56-0.57
Acquisition-related costs and amortization of acquired intangible assets	0.01	0.04-0.05
Non-GAAP basic and diluted net loss per share	($0.04)-($0.06)	($0.13)-($0.23)

Weighted-average number of shares used in per share amounts:
Basic and diluted	19.3	19.9

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, March 6, 2018. The news release with the financial results will be accessible from the company's website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 233-4456, using conference ID 2767865. International parties can access the call by dialing +1 (647) 689-4135, using conference ID 2767865.

The webcast will be accessible on Ooma's investor relations website at http://investors.ooma.com for a period of one year. A telephonic replay of the conference call will be available through Sunday, March 11, 2018. To access the replay, parties in the United States and Canada should call +1 (800) 585-8367 and use conference ID 2767865. International parties should call +1 (416) 621-4642 and enter conference ID 2767865.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit and gross margin, non-GAAP operating loss and Adjusted EBITDA. Adjusted EBITDA represents the net loss before interest and other expense or income, depreciation and amortization and other non-GAAP expenses.

These non-GAAP financial measures exclude non-cash stock-based compensation expense and related taxes, and acquisition related costs and amortization of intangibles.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations.  Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose.  Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together.  Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma’s investor relations website in addition to following Ooma’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. This press release also includes forward–looking statements regarding the company being well positioned to bring unique and differentiated solutions to the market place. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management’s good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; intense competition; our reliance on retailers and reseller partnerships to sell our products; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; our limited operating history; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017, filed with the SEC on December 8, 2017. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma

Founded in 2004, Ooma creates new communications experiences for small businesses and consumers. The Company’s smart SaaS platform serves as a communications hub, which offers cloud-based telephony, home security and other connected services. Ooma business and residential communications solutions deliver proprietary high-definition voice quality, advanced features and integration with mobile devices, at extremely competitive pricing and value. Ooma Home is an innovative connected security solution including a smart video camera with facial recognition and a full range of security sensors that easily and affordably put consumers in charge of protecting their businesses and homes. Ooma is available in stores and online from leading retailers. For more information about Ooma, please visit www.ooma.com or follow us on Twitter, LinkedIn or Facebook.

Ooma, Butterfleye and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Investor Relations:

Matthew S. Robison
Director of IR and Corporate Development
Ooma, Inc.

ir@ooma.com

(650) 300-1480

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	January 31,	January 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$4,483	$3,990
Short-term investments	47,307	49,211
Accounts receivable, net	2,858	4,714
Inventories	6,079	5,830
Deferred inventory costs	1,061	1,620
Prepaid expenses and other current assets	3,336	1,891
Total current assets	65,124	67,256
Property and equipment, net	4,732	4,176
Intangible assets, net	1,292	537
Goodwill	1,947	1,117
Other assets	336	252
Total assets	$73,431	$73,338

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,453	$5,857
Accrued expenses	14,777	11,579
Deferred revenue	15,556	15,521
Total current liabilities	35,786	32,957
Other liabilities	577	561
Total liabilities	36,363	33,518

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	128,081	117,639
Accumulated other comprehensive loss	(84)	(11)
Accumulated deficit	(90,931)	(77,810)
Total stockholders' equity	37,068	39,820
Total liabilities and stockholders' equity	$73,431	$73,338

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2018	2017	2018	2017
Revenue:
Subscription and services	$27,169	$24,041	$101,999	$91,127
Product and other	3,051	3,523	12,491	13,397
Total revenue	30,220	27,564	114,490	104,524

Cost of revenue:
Subscription and services	8,230	7,547	31,406	29,650
Product and other	3,678	4,229	14,992	15,545
Total cost of revenue	11,908	11,776	46,398	45,195
Gross profit	18,312	15,788	68,092	59,329

Operating expenses:
Sales and marketing	9,776	8,793	37,302	33,768
Research and development	7,968	6,415	29,328	24,239
General and administrative	3,675	3,493	15,186	14,598
Total operating expenses	21,419	18,701	81,816	72,605
Loss from operations:	(3,107)	(2,913)	(13,724)	(13,276)
Interest and other income, net	180	81	603	327
Net loss	$(2,927)	$(2,832)	$(13,121)	$(12,949)

Net loss per share of common stock:
Basic and diluted	$(0.15)	$(0.16)	$(0.71)	$(0.74)
Weighted-average number of shares used in per share amounts:
Basic and diluted	19,051,778	17,945,451	18,570,128	17,490,448

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(2,927)	$(2,832)	$(13,121)	$(12,949)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	2,195	2,529	10,921	9,772
Depreciation and amortization	512	455	1,958	1,648
Amortization of acquired intangibles	69	83	313	348
Amortization and accretion of premiums from investments	(23)	87	135	211
Changes in operating assets and liabilities:
Accounts receivable, net	684	152	1,856	895
Inventories	137	(1,238)	(249)	(819)
Deferred inventory costs	71	(177)	559	393
Prepaid expenses and other assets	(286)	183	(1,519)	84
Accounts payable and other liabilities	659	657	2,366	(156)
Deferred revenue	(297)	662	(46)	958
Net cash provided by operating activities	794	561	3,173	385
Cash flows from investing activities:
Purchases of short-term investments	(10,433)	(14,829)	(49,331)	(59,007)
Proceeds from maturities and sales of short-term investments	11,690	12,580	51,017	37,596
Purchases of property and equipment	(731)	(412)	(2,478)	(1,558)
Acquisition of business, net of cash acquired	(1,363)	—	(1,363)	—
Net cash used in investing activities	(837)	(2,661)	(2,155)	(22,969)
Cash flows from financing activities:
Shares repurchased for tax withholdings on vesting of restricted stock units	(470)	(248)	(2,443)	(1,588)
Proceeds from issuance of common stock	49	30	1,918	1,477
Repayment of debt related to capital leases	—	—	—	(628)
Payment of acquisition-related earn-out	—	—	—	(100)
Net cash used in financing activities	(421)	(218)	(525)	(839)
Net (decrease) increase in cash and cash equivalents	(464)	(2,318)	493	(23,423)
Cash and cash equivalents at beginning of period	4,947	6,308	3,990	27,413
Cash and cash equivalents at end of period	$4,483	$3,990	$4,483	$3,990

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2018	2017	2018	2017
Revenue	$30,220	$27,564	$114,490	$104,524

GAAP gross profit	$18,312	$15,788	$68,092	$59,329
Stock-based compensation and related taxes	197	286	1,129	1,038
Amortization of acquired intangible assets	63	40	183	162
Non-GAAP gross profit	$18,572	$16,114	$69,404	$60,529

Gross margin on a GAAP basis	61%	57%	59%	57%
Gross margin on a Non-GAAP basis	61%	58%	61%	58%

GAAP operating loss	$(3,107)	$(2,913)	$(13,724)	$(13,276)
Stock-based compensation and related taxes	2,232	2,546	11,118	9,866
Acquisition-related costs and amortization of acquired intangible assets	187	83	431	348
Non-GAAP operating loss	$(688)	$(284)	$(2,175)	$(3,062)

GAAP net loss	$(2,927)	$(2,832)	$(13,121)	$(12,949)
Stock-based compensation and related taxes	2,232	2,546	11,118	9,866
Acquisition-related costs and amortization of acquired intangible assets	187	83	431	348
Non-GAAP net loss	$(508)	$(203)	$(1,572)	$(2,735)

GAAP basic and diluted net loss per share	$(0.15)	$(0.16)	$(0.71)	$(0.74)
Stock-based compensation and related taxes	0.11	0.14	0.61	0.56
Acquisition-related costs and amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Non-GAAP basic and diluted net loss per share	$(0.03)	$(0.01)	$(0.08)	$(0.16)

GAAP net loss	$(2,927)	$(2,832)	$(13,121)	$(12,949)
Reconciling items:
Interest and other income, net	(180)	(81)	(603)	(327)
Depreciation and amortization	512	455	1,958	1,648
Acquisition-related costs and amortization of acquired intangible assets	187	83	431	348
Stock-based compensation and related taxes	2,232	2,546	11,118	9,866
Adjusted EBITDA	$(176)	$171	$(217)	$(1,414)